Exhibit 99.1
Ovid Therapeutics and Graviton Bioscience Announce Topline Data from a Phase 1 Clinical Trial Studying OV888/GV101 Capsule, a Potential First-In-Class Therapy for Cerebral Cavernous Malformations
•The Phase 1 study for OV888/GV101 capsule met its objective demonstrating a favorable safety and tolerability profile with no serious adverse events
•Secondary endpoint results indicate that the target pharmacokinetic profile was achieved at the targeted clinical dose, supporting once daily dosing
•OV888/GV101 capsule was shown to be biologically active in participants and elicited dose-dependent pharmacodynamic effects within the planned therapeutic dose range
•A Phase 2 study for the treatment of cerebral cavernous malformations is expected to initiate in the second half of 2024
NEW YORK, July 1, 2024 -- Ovid Therapeutics Inc. (Nasdaq: OVID), a biopharmaceutical company dedicated to improving the lives of people affected by rare epilepsies and brain conditions, and Graviton Bioscience Corporation, a privately held clinical-stage biotechnology company focused on developing Rho-associated coiled-coil containing protein kinase 2 (ROCK2) inhibitors and other innovative therapeutic compounds, today announced the results from their Phase 1 healthy volunteer study evaluating the safety, tolerability, and pharmacokinetic (PK) profile of multiple ascending doses of OV888/GV101 capsule. Ovid and Graviton plan to progress to a Phase 2 clinical study in cerebral cavernous malformations (CCM) later this year.
“The safety data support progression to a proof-of-concept study in people with CCM, a community that has no FDA-approved pharmacologic treatment available today. The standard of care for people diagnosed with CCM is often ‘watchful waiting’ or high-risk brain surgery for eligible symptomatic patients. We hope to bring an oral, potentially first-in-class, highly selective ROCK2 inhibitor to this community,” said Dr. Jeremy Levin, D.Phil, MB BChir., Chairman and CEO of Ovid Therapeutics. “Our collaboration with Graviton Bioscience is both successful and exciting. We are unpacking the therapeutic potential of inhibiting ROCK2. This mechanism of action has broad potential applications in multiple additional neurovascular and neuro-inflammatory conditions, which we look forward to pursuing together in the future.”
“Today’s data reinforce our conviction that OV888/GV101 capsule has the potential to become the first oral treatment for CCM,” said Samuel Waksal, Ph.D., CEO and founder of Graviton. “Based on nonclinical data, we believe the highly selective inhibition of ROCK2 by OV888/GV101 capsule could have a three-pronged effect in CCM: firstly, to restore the barrier function of brain endothelial cells and prevent future bleeds; secondly, to reduce inflammation; and thirdly, to stop consequent fibrosis in the lesions.”

Summary of Phase 1 Topline Findings
The Phase 1 study was a single-center, double-blinded, randomized, placebo-controlled, multiple ascending dose (MAD) trial to evaluate the safety, tolerability, and PK profile of OV888/GV101 capsule in healthy adult volunteers. OV888/GV101 capsule or placebo was administered once daily for seven days. The MAD cohorts evaluated doses of 100 mg, 200 mg, 400 mg, and 600 mg. OV888/GV101 capsule met the study’s primary safety and tolerability objectives and characterized its PK properties.
•Well tolerated at all tested doses. There were no serious adverse events (SAEs) and no participants met the preset trial stopping criteria. All drug-associated clinical adverse events (AEs) were mild (Grade 1) and resolved. The most commonly reported clinical AE was headache, which occurred in 23% of participants. All participants reporting headaches had transient cases, which resolved. One subject discontinued the study early due to mild headache and nausea, which resolved after study drug discontinuation. Most clinical AEs resolved within 24 hours, all resolved within the study period. There were no AEs reported in the placebo cohort.
•Target engagement achieved. There was a dose dependent decrease in proinflammatory cytokines IL-17 and IL-21 secretion by stimulated peripheral blood mononuclear cells. These decreases are markers of selective ROCK2 inhibition. These findings indicate that OV888/GV101 is biologically active in humans at the target clinical dose and elicits a pharmacodynamic response.
•Exposure and half-life findings supportive of daily dosing. Topline data show a dose dependent increase in Cmax and AUC0-24 up to the 400 mg target dose. The average half-life is approximately 12 hours suggesting that OV888/GV101 capsule may be well suited for once daily dosing.
•Laboratory results. In the study period, there were two asymptomatic laboratory findings rated Grade 2 or higher, which occurred in at least 5% of treated subjects relative to placebo. Increases in total bilirubin without direct hyperbilirubinemia were reported in 30% of participants. These elevations were clinically insignificant and are consistent with the understood effect of ROCK2 inhibition on UGT1A1 enzyme. Importantly, no concurrent liver enzyme elevations were observed. Creatine phosphokinase elevations without muscle pain or weakness were reported in 7% of participants. There were no reported related clinical impacts for either laboratory finding, and all participants normalized during the study period.
Ovid and Graviton expect to initiate a Phase 2 proof-of-concept study in people living with CCMs in the second half of 2024. Additionally, under the collaboration agreement between Ovid and Graviton, the parties have agreed to develop an intravenous formulation of OV888/GV101 for undisclosed neurological indications.
About Cerebral Cavernous Malformations
CCMs are one of the most common vascular malformations in the central nervous system (CNS), with a prevalence of approximately 400,000 symptomatic individuals in the seven major markets. CCMs are clusters of abnormal mulberry-shaped blood vessels with thin walls. CCMs can cause blood to leak into the brain, resulting in a variety of symptoms, including: headaches, seizures, and other focal neurological deficits. Surgical resection is the only recommended treatment for CCM hemorrhage, as there are no approved pharmacological treatments. However, surgical intervention is dependent on the location of the lesion and is not an option for many individuals with CCM.

About OV888/GV101 Capsule
OV888/GV101 capsule is a highly selective and potent inhibitor of ROCK2. Proper regulation of ROCK2 pathway has been shown to be important for vascular endothelial function, as abnormal activation of this pathway has been demonstrated to be a key component of CCM pathogenesis, including bleeding and formation of lesions in the brain and the spinal cord. In preclinical studies, OV888/GV101 capsule has been shown to be blood-brain-barrier penetrant and highly selective for ROCK2. OV888/GV101 capsule has the potential to be a first- and best-in-class oral therapy for CCM and other rare CNS diseases.
About Graviton Bioscience Corporation
Graviton Bioscience Corporation is a clinical-stage drug discovery and development company, dedicated to engineering and developing best-in-class therapeutics for treating CNS, autoimmune, fibrotic, and other serious diseases where ROCK2 and its other therapeutic compounds play a pivotal role in pathology. Graviton's first drug candidate, GV101, is in clinical studies, with additional assets advancing through the preclinical pipeline. Leading Graviton is Dr. Samuel Waksal, the founder, and former Chairman and CEO of Kadmon Pharmaceuticals (acquired by Sanofi). Dr. Waksal is also the founder and former CEO of ImClone Systems (acquired by Eli Lilly) and a founder of MeiraGTx. For more information, please visit www.gravitoncorp.com.
About Ovid Therapeutics
Ovid Therapeutics Inc. is a New York-based biopharmaceutical company that is dedicated to meaningfully improving the lives of people affected by certain epilepsies and brain conditions with seizure symptoms. The Company is advancing a pipeline of novel, targeted small molecule candidates that modulate the intrinsic and extrinsic factors involved in neuronal hyperexcitability causative of seizures and other neurological symptoms. Ovid is developing: OV888/GV101 capsule, a potent and highly selective ROCK2 inhibitor capsule, for the potential treatment of cerebral cavernous malformations and other rare CNS diseases; OV329, a GABA-aminotransferase inhibitor, a potential therapy for treatment-resistant seizures; and OV350, a direct activator of the KCC2 transporter, for the potential treatment of epilepsies and other psychiatric conditions. For more information about these and other Ovid research programs, please visit www.ovidrx.com.
Forward-Looking Statements
This press release includes certain disclosures by Ovid that contain “forward-looking statements,” including, without limitation: statements regarding the potential opportunity OV888/GV101 capsule, including its potential first-in-class status and the ability to become the first oral treatment for CCM; the timing of initiation and data readouts of Ovid’s Phase 2 clinical program studying OV888/GV101 capsule in CCM; expectations concerning the relationship with Graviton and the benefits thereof; the potential safety and or tolerability of OV888/GV101 capsule; the timing of potential Phase 2 studies, regulatory discussions and filings and/or regulatory decisions for OV888/GV101 capsule, and Ovid’s potential future business development opportunities and statements regarding the potential use and development of OV888/GV101 capsule, OV329, and OV350 and compounds from Ovid’s library of direct activators of KCC2. You can identify forward-looking statements because they contain words such as “advances,” “anticipates,” “could,” “demonstrates,” “expects,” “intends,” “may,” “plan,” “potential,” “promise,” and “progress,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, risks related to Ovid’s ability to achieve its financial objectives, the risk that Ovid may not be able to realize the intended benefits of its technology or its business strategy, or risks related to Ovid’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 14, 2024, and in future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.
Ovid Contacts
Investor Relations
Garret Bonney
617-735-6093
IR@ovidrx.com
Media
Raquel Cabo
646-647-6553
RCabo@ovidrx.com
Graviton Bioscience Contact
Julia Balanova
Corporate Strategy and Communications
Julia.Balanova@gravitoncorp.com